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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): May 9, 2001


                  The Phoenix Group Corporation

     (Exact name of registrant as specified in its charter)

       Delaware              000-20354            23-2596710
(State     or     other  (Commission File   (I.R.S. Employer
Jurisdiction         of        No.)         Identification No.)
incorporation)
   801 East Campbell           75081
   Road, Suite 345,         (Zip Code)
   Richardson, Texas
 (Address of Principal
  Executive Offices)


 Registrant's telephone number, including area code:  (214) 382-
                              3630


                         Not Applicable
  (Former name or former address, if changed since last report)


Item 2.        Acquisition or Disposition of Assets

      On May 9, 2002, The Phoenix Group Corporation ("The Phoenix
Group")   acquired Homecare Dimensions, Inc. ("Homecare") through
an acquisition of all its issued and outstanding common stock.

          Stock Purchase Agreement

      On May 9, 2002, The Phoenix Group, as buyer, and Mr. Joe Williams, Jr. and Dr. George M. Rapier, III, both individuals
(together the "Sellers") holding capital stock of Homecare, entered into a stock purchase agreement ("Stock Purchase Agreement"), providing for the acquisition of all of the issued and outstanding shares of common stock of Homecare. The Phoenix Group paid $250,000 in cash to the Sellers at the closing on May 9, 2002, and executed a promissory note in the principal amount of $4,750,000.00, payable within 180 days. If The Phoenix Group fails to pay the sum of $4,750,000 within the 180-day period, then the Sellers shall be able to repossess the stock shares in Homecare, and the Sellers shall retain their stock shares, stock powers, affidavits and promissory notes, and further, The Phoenix Group forfeits the $250,000 payment to Sellers.

      As part of the Stock Purchase Agreement, Mr. Joe Williams, Jr. executed an affidavit canceling his promissory note from Homecare in the principal amount of $50,000, and Dr. George M. Rapier, III executed an affidavit canceling his promissory note from Homecare in the principal amount of $2,000,000. Upon payment of $4,750,000 by The Phoenix Group, the Sellers agree to sell their promissory notes to The Phoenix Group and agree that their promissory notes are cancelled and no longer an obligation of Homecare or any successor of Homecare. Upon payment of $4,750,000 to the Sellers, all the issued and outstanding stock of Homecare, stock powers, affidavits and promissory notes will be released by the escrow agent to The Phoenix Group.

      The Stock Purchase Agreement calls for the use of an escrow agent and escrow agreement by which the stock shares, stock powers, promissory notes and affidavits described in the Stock Purchase Agreement will be held. The Phoenix Group anticipates entering into the escrow agreement shortly.

      Upon  the  receipt of the stock shares of Homecare  by  The
Phoenix Group, The Phoenix Group shall cause Homecare to remove or replace either or both of the Sellers as a guarantor from any contract of Homecare.

      The necessary forms will be filed with the Centers for Medicare and Medicaid Services and the State of Texas Department of Human Services for their required consents regarding the change of control in Homecare.

          Employment Agreements

      As part of the Stock Purchase Agreement, Homecare entered into employment agreements with each Seller ("Employment Agreements"). The terms of the Employment Agreements are three
(3) years with one (1) year renewals thereafter. Mr. Joe Williams, Jr. will be paid an annual base salary of $150,000 and will serve as the Executive Vice-President of The Phoenix Group. Dr. George M. Rapier, III will be paid an annual base salary of $10,000 and will serve as the Medical Director of The Phoenix Group.

          Grant of Stock Shares

      As part of their respective employment agreements and as compensation, Mr. Joe Williams, Jr. was granted 13,000,000 shares of common stock of The Phoenix Group, and Dr. George M. Rapier, III was granted 11,000,000 shares of common stock of The Phoenix Group.

Item   7.          Financial  Statements,  Pro  Forma   Financial
Information and Exhibits

     (a)  Financial Statements of Business Acquired

      The financial statements of Homecare Dimensions, Inc. and the pro forma consolidated financial statements of The Phoenix Group and Homecare, which are required to be filed with this report, are not currently available. The required financial statements will be filed by amendment within 60 days of the date of this initial report on Form 8-K.

     (c)  Exhibits

          10.1  Stock Purchase Agreement among The Phoenix  Group
          Corporation and Dr. George M. Rapier, III and  Mr.  Joe
          Williams dated May 9, 2001.

          10.2 Employment Agreement of Mr. Joe Williams, Jr.

     10.3 Employment Agreement of Dr. George M. Rapier, III

      SIGNATURE  Pursuant to the requirements of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2002

The Phoenix Group Corporation.


____________________________________
By Ronald E. Lusk, in his capacity as Chairman of The Phoenix Group Corporation